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                                EXHIBIT (15)(b)
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                                                                 EXHIBIT (15)(b)



November 12, 2001


Consumers Energy Company:

     We are aware that Consumers Energy Company has incorporated by reference in its Registration Statements No. 333-62500 and No. 333-76347 its Form 10-Q for the quarter ended September 30, 2001, which includes our report dated October 31, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,



/s/ Arthur Andersen LLP
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